SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 8, 2003

CBRE HOLDING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32983 (Commission File Number)	94-3391143 (IRS Employer Identification Number)

355 S. Grand Avenue, Suite 3100, Los Angeles, California	90071
(Address of Principal Executive Office)	(Zip Code)

(213) 613-3226

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Required FD Disclosure

On July 8, 2003, Insignia Financial Group, Inc. (“Insignia”) and CBRE Holding, Inc. issued a joint press release announcing that they had reached an agreement in principle with certain stockholders of Insignia providing for the settlement of purported class action litigation recently commenced by such stockholders. The press release is incorporated by reference herein and is attached to this report as Exhibit 99.1.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

The following is furnished as an exhibit to this report:

99.1	Press Release issued by Insignia and CBRE Holding, Inc. on July 8, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBRE HOLDING, INC.

Date: July 9, 2003	By:	/s/ KENNETH J. KAY
Name: Kenneth J. Kay
Title: Chief Financial Officer